[EXECUTION COPY]






                       REVOLVING CREDIT FACILITY AGREEMENT



                            Dated as of July 9, 1997


                                      among
                           TREDEGAR INDUSTRIES, INC.,
                             THE BANKS NAMED HEREIN,
               THE CHASE MANHATTAN BANK, as Administrative Agent,
                    NATIONSBANK, N.A., as Documentation Agent
                                       and
              LONG-TERM CREDIT BANK OF JAPAN, LIMITED, as Co-Agent


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                                TABLE OF CONTENTS

                                                                            Page

I.       DEFINITIONS...........................................................1
         SECTION 1.01.  Defined Terms..........................................1
         SECTION 1.02.  Terms Generally.......................................13

II.      THE CREDITS..........................................................14
         SECTION 2.01.  Commitments...........................................14
         SECTION 2.02.  Standby Loans.........................................14
         SECTION 2.03.  Standby Borrowing Procedure...........................15
         SECTION 2.04.  Competitive Bid Loans.................................16
         SECTION 2.05.  Refinancings..........................................20
         SECTION 2.06.  Fees..................................................20
         SECTION 2.07.  Repayment of Loans....................................21
         SECTION 2.08.  Interest on Loans.....................................21
         SECTION 2.09.  Default Interest......................................22
         SECTION 2.10.  Alternate Rate of Interest............................22
         SECTION 2.11.  Termination, Reduction, Extension and Increase
                                 of Commitments...............................23
         SECTION 2.12.  Prepayment............................................24
         SECTION 2.13.  Reserve Requirements; Change in Circumstances.........25
         SECTION 2.14.  Change in Legality....................................26
         SECTION 2.15.  Indemnity.............................................27
         SECTION 2.16.  Pro Rata Treatment....................................28
         SECTION 2.17.  Sharing of Setoffs....................................28
         SECTION 2.18.  Payments..............................................28
         SECTION 2.19.  Taxes.................................................29

III.     REPRESENTATIONS AND WARRANTIES.......................................31
         SECTION 3.01.  Organization; Powers..................................31
         SECTION 3.02.  Authorization; Governmental Approvals.................31
         SECTION 3.03.  Enforceability........................................31
         SECTION 3.04.  Financial Statements..................................31
         SECTION 3.05.  No Material Adverse Change............................32
         SECTION 3.06.  Title to Properties and Possession Under Leases.......32
         SECTION 3.07.  The Subsidiaries and the Company......................32
         SECTION 3.08.  Litigation: Compliance with Laws......................32
         SECTION 3.09.  Agreements............................................32
         SECTION 3.10.  Federal Reserve Regulations...........................33
         SECTION 3.11.  Investment Company Act; Public Utility Holding
                                    Company Act...............................33
         SECTION 3.12.  Use of Proceeds.......................................33
         SECTION 3.13.  Tax Returns...........................................33

                                        i

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                            TABLE OF CONTENTS (cont.)

                                                                            Page

         SECTION 3.14.  No Material Misstatements.............................33
         SECTION 3.15.  Employee Benefit Plans................................33
         SECTION 3.16.  Environmental Matters.................................34
         SECTION 3.17.  Solvency..............................................34

IV.      CONDITIONS OF LENDING................................................34
         SECTION 4.01.  All Borrowings........................................34
         SECTION 4.02.  Effectiveness of Agreement............................35

V.       AFFIRMATIVE COVENANTS................................................36
         SECTION 5.01.  Existence; Businesses and Properties Compliance.......36
         SECTION 5.02.  Insurance.............................................37
         SECTION 5.03.  Obligations and Taxes.................................37
         SECTION 5.04.  Financial Statements, Reports, etc....................37
         SECTION 5.05.  Litigation and Other Notices..........................38
         SECTION 5.06.  ERISA.................................................38
         SECTION 5.07.  Maintaining Records; Access to Properties and
                                   Inspections................................39
         SECTION 5.08.  Use of Proceeds; Termination of Prior Credit
                                    Agreement.................................39

VI.      NEGATIVE COVENANTS...................................................39
         SECTION 6.01.  Liens.................................................39
         SECTION 6.02.  Sale and LeaseBack Transactions.......................41
         SECTION 6.03.  Obligations of Subsidiaries...........................41
         SECTION 6.04.  Mergers, Consolidations and Sales of Assets...........41
         SECTION 6.05.  Dividends and Distributions...........................42
         SECTION 6.06.  Transactions with Affiliates..........................42
         SECTION 6.07.  Consolidated Stockholders' Equity.....................42
         SECTION 6.08.  Debt Ratio............................................42

VII.     EVENTS OF DEFAULT....................................................42

VIII.    THE ADMINISTRATIVE AGENT.............................................45

IX.      MISCELLANEOUS........................................................47
         SECTION 9.01.  Notices...............................................47
         SECTION 9.02.  Survival of Agreement.................................48
         SECTION 9.03.  Binding Effect........................................48
         SECTION 9.04.  Successors and Assigns................................48
         SECTION 9.05.  Expenses; Indemnity...................................51
         SECTION 9.06.  Right of Setoff.......................................52

                                       ii

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                            TABLE OF CONTENTS (cont.)

                                                                            Page
         SECTION 9.07.  Applicable Law........................................52
         SECTION 9.08.  Waivers; Amendment....................................52
         SECTION 9.09.  Interest Rate Limitation..............................53
         SECTION 9.10.  Entire Agreement......................................53
         SECTION 9.11.  Waiver of Jury Trial..................................53
         SECTION 9.12.  Severability..........................................53
         SECTION 9.13.  Counterparts.  .......................................54
         SECTION 9.14.  Headings..............................................54
         SECTION 9.15.  Confidentiality.......................................54
         SECTION 9.16.  Jurisdiction; Consent to Service of Process...........54

         Exhibit A  Standby   Borrowing   Request
         Exhibit B  Administrative Questionnaire
         Exhibit C  Assignment  and  Acceptance
         Exhibit D  Form of Opinion of Company's  Counsel
         Exhibit E1 Competitive Bid Loan Borrowing Request
         Exhibit E2 Invitation for Bid Loan Offers
         Exhibit E3 Competitor Bid Loan Offer
         Exhibit E4 Competitive Bid Loan Acceptance/Rejection


                                       iii



         REVOLVING CREDIT FACILITY AGREEMENT dated as of July 9, 1997, among TREDEGAR INDUSTRIES, INC., a Virginia corporation (the "Company"); the banks listed in Schedule 2.01 hereto or subsequently becoming parties hereto as provided herein (the "Banks"); THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent"); NationsBank, N.A., a national banking association, as documentation agent (the "Documentation Agent") and Long-Term Credit Bank of Japan, Limited, as co-agent (the "Co-Agent"; and together with the Administrative Agent, and the Documentation Agent, the "Agents")

         The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) a principal amount not in excess of $275,000,000 at any time outstanding. The proceeds of such borrowings are to be used for general corporate purposes and to refinance existing indebtedness. The Banks are willing to extend such credit to the Company on the terms and subject to the conditions herein set forth.

         Accordingly, the Company, the Agents and the Banks agree as follows:

I.        DEFINITIONS

          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Absolute Rate" shall mean, with respect to any Competitive Bid Absolute Rate Borrowing for any Interest Period, a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) offered by the Bank making such Competitive Bid Absolute Rate Loan and accepted by the Company pursuant to Section 2.04.

         "Additional Bank" shall mean each Bank that extends a Commitment to the Company after the Closing Date pursuant to Section 2.11.

         "Adjusted CD Rate" shall mean, with respect to any CD Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) a rate per annum equal to the product of (i) the Fixed CD Rate in effect for such Interest Period and (ii) Statutory Reserves, plus (b) the Assessment Rate, plus (c) 12.5 basis points. For purposes hereof, the term "Fixed CD Rate", shall mean the arithmetic average

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(rounded upwards, if necessary, to the next 1/100 of 1%) of the prevailing rates per annum bid at or about 10:00 a.m., New York City time, to the Administrative Agent on the first Business Day of the Interest Period applicable to such CD Borrowing by three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of negotiable certificates of deposit of major United States money center banks in a principal amount approximately equal to the Administrative Agent's portion of such CD Borrowing.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Administrative  Fees" shall have the meaning  assigned to such term in
Section 2.06(b).

         "Administrative    Questionnaire"    shall   mean   an   Administrative
Questionnaire in the form of Exhibit B hereto.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City

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received at  approximately  10:00 a.m.,  New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds
brokers  of  recognized   standing  selected  by  it.  If  for  any  reason  the
Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Spread" shall mean the applicable spread per annum set forth below based upon the Company's Debt/Capitalization Ratio:


Category I                                                  Applicable Spread

Debt/Capitalization Ratio less than or equal to                      .1650%
35%

Category II

Debt/Capitalization Ratio greater than 35%                           .2250%
and less than or equal to 50%

Category III

Debt/Capitalization Ratio greater than 50%                           .3000%


         For purposes of the foregoing, the Applicable Spread for any date shall be determined by reference to the Debt/Capitalization Ratio as of the last day of the Company's fiscal quarter most recently ended as of such date for which financial statements have been delivered in accordance with Section 5.04, and any change in the Applicable Spread shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Company with respect to the financial statements to be delivered, pursuant to
Section 5.04 for the fiscal quarter or year most recently ended, as the case may be, (a) setting forth in reasonable detail the calculation of the Debt/Capitalization Ratio for and at the end of such fiscal quarter or year and

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(b) stating that the signer has reviewed the terms of this  Agreement  and other
Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company, during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate of any Event of Default or Default and shall apply to Loans outstanding on such delivery date or made on and after such delivery date. Notwithstanding the foregoing, at any time during which the Company has failed to deliver the certificate referred to above with respect to a fiscal quarter or year following the date that delivery of financial statements relating to such fiscal quarter or year are required to be delivered under Section 5.04, the Debt/Capitalization Ratio shall be deemed, solely for the purposes of this definition, to be greater than 50% until such time as the Company shall have delivered such certificate and financial statements.

         "Applicable Telerate Service Rate" means, with respect to any Competitive Bid LIBOR Borrowing, the rate appearing on the Telerate Service for such Borrowing (as determined pursuant to the definition of "Competitive Bid LIBO Rate"), exclusive, however, of any LIBO Rate Bid Margin applicable thereto.

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

         "Banks" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean a Loan or group of Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Standby Loan or Competitive Bid LIBOR Loans, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CD Borrowing" shall mean a Borrowing comprised of CD Loans.

         "CD Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than (i) any person or group whose beneficial ownership of common stock is reported on Schedule 13D, filed with respect to the common stock of the Company on July 20, 1989, as amended prior to the date of this Agreement, (ii) spouses, children and lineal descendants of such persons, (iii) trusts created for the benefit of such persons, or (iv) any combination of the persons described in the foregoing subclauses (i), (ii) or (iii) (an "Exempt Person") shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time have been occupied by persons who were not Continuing Directors; or (c) any person or group other than an Exempt Person shall otherwise directly or indirectly Control the Company.

         "Closing Date" shall mean the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Commitment" shall mean, with respect to each Bank and each Additional Bank, as applicable, the Commitment of such Bank hereunder as set forth in
Schedule 2.01 hereto, as such Bank's Commitment may be increased or permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitments shall automatically and permanently terminate on the Maturity Date.

          "Competitive Bid Absolute Rate Borrowing" shall mean a Borrowing comprised of Competitive Bid Absolute Rate Loans.

         "Competitive Bid Absolute Rate Loan" shall mean any Competitive Bid Loan bearing interest at a rate determined by reference to the Absolute Rate in accordance with Article II.

         "Competitive Bid LIBO Rate" shall mean, with respect to any Competitive Bid LIBOR Borrowing for any Interest Period, the rate (plus (or minus) the LIBO Rate Bid Margin) appearing on the Telerate Service with respect to U.S. dollars (or on any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on

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such Service,  as determined by the  Administrative  Agent from time to time for purposes of providing quotations of interest rates applicable to deposits of U.S. dollars in the London interbank market) at approximately 10:30 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the event that such rate is not available at such time for any reason, then the "Competitive Bid LIBO Rate" with respect to such Competitive Bid LIBOR Borrowing for such Interest Period shall be the rate at which deposits of $5,000,000 for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 10:30 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Competitive Bid LIBOR Borrowing" shall mean a Borrowing comprised of Competitive Bid LIBOR Loans.

         "Competitive Bid LIBOR Loans" shall mean any Competitive Bid Loan bearing interest at a rate determined by reference to the Competitive Bid LIBO Rate in accordance with the provisions of Article II.

         "Competitive Bid Loan" shall mean a Loan made by a Bank to the Company as part of a Competitive Bid Loan Borrowing resulting from the procedures described in Section 2.04.

         "Competitive  Bid Loan  Acceptance"  shall  mean an  acceptance  by the
Company  of  a  Competitive   Bid  Loan  Offer  pursuant  to  Section   2.04(d),
substantially in the form of Exhibit E-4 attached hereto.

         "Competitive Bid Loan Borrowing" shall mean Competitive Bid Loans made by each of the Banks whose offer to make such Competitive Bid Loans as part of such Borrowing has been accepted by the Company pursuant to Section 2.04(d).

         "Competitive Bid Loan Borrowing Request" shall mean a certificate requesting Competitive Bid Loans, duly executed by a Responsible Officer, substantially in the form of Exhibit E-1 attached hereto.

         "Competitive Bid Loan Offer" shall mean an offer by a Bank to make a Competitive Bid Loan pursuant to Section 2.04(c), substantially in the form of Exhibit E-3 attached hereto.

         "Competitive Bid Outstanding Balance" shall mean, at any time, the then aggregate outstanding principal amount of all Competitive Bid Loans.

         "Consolidated Net Income" with respect to any person for any period shall mean (a) the aggregate net income (or net loss) of such person for such period equal to net revenues and other proper income or gain of such person for such period (including gains on the sale of capital assets) less, without duplication of any items deducted in determining such net revenues, income or gain, the aggregate for such person during such period of, (i) cost of goods sold, (ii) interest

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expense,  (iii)  operating  expense,  (iv) selling,  general and  administrative expenses, (v) taxes, (vi) depreciation, depletion and amortization and (vii) any other items that are treated as expenses under GAAP, plus (b) write-downs of assets, losses from discontinued operations and other extraordinary losses (net of tax benefits), in each case to the extent taken into account in determining the net revenues, income or gain referred to in (a) above.

         "Consolidated Stockholders' Equity" shall mean, at any time (a) the sum of (i) the Company's issued capital stock taken at par or stated value at such time, (ii) the Company's capital surplus at such time and (iii) the Company's retained earnings at such time, less (b) the Company's treasury stock and minority interest in Subsidiaries at such time, all determined in accordance with GAAP.

         "Consolidated Total Capitalization" shall mean, at any time, the sum of the Company's Consolidated Total Debt and Consolidated Stockholders' Equity at such time.

         "Consolidated Total Debt" shall mean, at any time, all Indebtedness of the Company and its consolidated Subsidiaries at such time, computed and consolidated in accordance with GAAP.

         "Continuing Director" shall mean (a) any member of the Board of Directors of the Company on the date of this Agreement and (b) any person whose subsequent nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors serving as such at the time of such nomination.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         "Debt/Capitalization Ratio" shall mean the ratio of the Company's Consolidated Total Debt to the Company's Consolidated Total Capitalization.

         "Default" shall mean an event which upon notice or lapse of time or both would constitute an Event of Default.

         "dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Standby Loans.

         "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "Event of  Default"  shall have the  meaning  assigned  to such term in
Article VII.

         "Existing Credit Agreement" shall have the meaning assigned to such term in Section 4.02(f).

         "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

         "Facility Fee Percentage" shall mean the applicable percentage set forth below based upon the Company's Debt/Capitalization Ratio:


                                                           Facility Fee
Category I                                                  Percentage

Debt/Capitalization Ratio less                              .0850%
than or equal to 35%

Category II

Debt/Capitalization Ratio greater than 35%                  .1000%
and less than or equal to 50%

Category III

Debt/Capitalization Ratio greater than 50%                  .1500%


         For purposes of the foregoing, the Facility Fee Percentage for any date shall be determined by reference to the Debt/Capitalization Ratio as of the last day of the Company's fiscal quarter most recently ended as of such date for which financial statements have been delivered in accordance with Section 5.04, and any change in the Facility Fee Percentage shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Company with respect to the financial statements to be delivered, pursuant to Section 5.04 for the fiscal quarter or year most recently ended, as the case may be, (a) setting forth in reasonable detail the calculation of the Debt/Capitalization Ratio for and at the end of such fiscal quarter or year and
(b) stating that the signer has reviewed the terms of this Agreement and other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company, during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate of any Event of Default or Default. Notwithstanding the foregoing, at any time during which the Company has failed to deliver the certificate referred to

                                                                      \
                                       -8-
above with respect to a fiscal quarter or year following the date that delivery of financial statements relating to such fiscal quarter or year are required to be delivered under Section 5.04, the Debt/Capitalization Ratio shall be deemed, solely for the purposes of this definition, to be greater than 50% until such time as the Company shall have delivered such certificate and financial statements.

          "Fees"  shall  mean  the  Facility  Fee,   Utilization   Fee  and  the
Administrative Fees.

         "Financial  Officer" of any corporation  shall mean the chief financial
officer,   principal  accounting  officer,   Treasurer  or  Controller  of  such
corporation.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Increased Commitment Date" shall mean, with respect to any Additional Bank, the date on which such Bank extends a Commitment to the Company pursuant to Section 2.11.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than accounts payable),
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, provided that the amount of such Indebtedness shall be deemed to be the lesser of (i) the outstanding principal amount of such Indebtedness plus all accrued and unpaid interest relating thereto and (ii) the fair market value of the property secured by any such Lien, (g) all Guarantees by such person of

Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner unless such Indebtedness is without any recourse whatsoever to such person as a general partner of any such partnership.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Standby Loan or Competitive Bid LIBOR Loans with an Interest Period of more than three months' duration or a CD Loan or a Competitive Bid Absolute Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of 3 months or 90 days, respectively, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing or any Competitive Bid LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, (b) as to any CD Borrowing, a period of 30, 60, 90 or 180 days' duration, as the Company may elect, commencing on the date of such Borrowing, (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing and (d) as to any Competitive Bid Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified as the last day of the Interest Period in the Competitive Bid Loan Offer in which the offers to make such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Standby Loans and Competitive Bid LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Invitation for Bid Loan Offers" means an invitation to the Banks, substantially in the form of Exhibit E-2 hereto, sent by the Administrative Agent on behalf of the Company pursuant to Section 2.04(b) inviting the Banks to submit Competitive Bid Loan Offers in accordance with Section 2.04(c).

         "LIBO Rate Bid Margin" shall mean with respect to any Competitive Bid LIBO Rate Loan made by any Bank, a percentage (expressed in the form of a decimal to no more than four decimal places) which shall be determined by such Bank and specified in its Competitive Bid

Loan Offer for such Loan, which percentage shall be added to (or subtracted from) the Applicable Telerate Service Rate by such Bank in such Competitive Bid Loan Offer.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" shall mean any Standby Loan, whether made as a Eurodollar Standby Loan, a CD Loan or an ABR Loan and any Competitive Bid Loan, whether made as a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

         "Loan Documents" shall mean this Agreement (including all exhibits and schedules attached hereto).

         "Margin Stock" shall have the meaning given such term under  Regulation
U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Company to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Banks under any Loan Document.

         "Maturity  Date"  shall  mean  the  Original   Maturity  Date,  or  any
anniversary of such date to which the Maturity Date shall have been extended pursuant to Section 2.11(d).

         "Multiemployer  Plan"  shall  mean a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Original Maturity Date" shall mean the fifth anniversary of the date of this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Company or any ERISA Affiliate.

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reportable  Event"  shall  mean any  reportable  event as  defined  in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Required Banks" shall mean, at any time, Banks having Commitments representing at least 66-2/3% of the Total Commitment and, for purposes of acceleration pursuant to clause (ii) of Article VII and at any time when no Commitment is in effect, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Significant Subsidiary" shall mean any Subsidiary whose gross revenues or assets constitute 1% or more of consolidated gross revenues or consolidated assets of the Company and its Subsidiaries.

         "Standby Borrowing" shall mean a borrowing consisting of simultaneous Standby Loans from each of the Banks.

         "Standby  Borrowing  Request"  shall mean a request  made  pursuant  to
Section 2.03 in the form of Exhibit A.

         "Standby Loans" shall mean the revolving loans made by the Banks to the Company pursuant to Section 2.03. Each Standby Loan shall be a Eurodollar Standby Loan, a CD Loan or an ABR Loan.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to (i) the applicable Interest Period, in the case of the Adjusted CD Rate, and (ii) three months, in the case of the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Company.

         "Taxes" shall have the meaning assigned such term in Section 2.19(a).

         "Total Commitment" shall mean at any time the aggregate amount of the Banks' Commitments, as in effect at such time.

          "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Competitive Bid LIBO Rate, the Adjusted CD Rate, the Alternate Base Rate and the Absolute Rate.

         "Utilization  Fee"  shall  have the  meaning  assigned  to such term in
Section 2.06(c).

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Company's audited financial statements referred to in Section 3.04.


II       THE CREDITS

          SECTION 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Standby Loans to the Company, at any time and from time to time on and after the date hereof and each Additional Bank agrees, separately and not jointly, to make Standby Loans to the Company, at any time and from time after the Increased Commitment Date relative to such Additional Bank, and, in each case, until the earlier of the Maturity Date and the termination of the Commitment of such Bank, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment subject, however, to the condition that at all times the outstanding aggregate principal amount of all Standby Loans made by a Bank shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standby Loans requested by the Company from the Banks pursuant to Section 2.03. Each Bank's Commitment is set forth opposite its respective name in Schedule 2.01, as such Schedule may be amended or otherwise modified from time to time pursuant to Section 2.11. Such Commitments may be terminated, reduced, extended or increased from time to time pursuant to Section 2.11.

         Within the foregoing limits, the Company may borrow, repay, prepay and reborrow hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein.

          SECTION 2.02 Standby Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Standby Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Standby Loans comprising each Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

          (b) Each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans, CD Loans or ABR Loans, as the Company may request pursuant to
Section 2.03. Each Bank may at its option make any Eurodollar Standby Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this

Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, any term or provision hereof to the contrary notwithstanding (including Section 2.04), that the Company shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Loans of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.05, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Subject to Section 2.05, Standby Loans shall be made by the Banks pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Company (without prejudice to the Company's rights against the defaulting Bank) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03 Standby Borrowing Procedure. In order to request a Standby Borrowing, the Company shall give written or telex notice (or telephone notice promptly confirmed in writing or by telex) to the Administrative Agent in the form of Exhibit A (a) in the case of a Eurodollar Standby Borrowing, not later than 10:00 a.m., New York City time, three Business Days before a proposed borrowing, (b) in the case of a CD Borrowing, not later than 10:00 a.m., New York City time, two Business Days before a proposed borrowing and (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Eurodollar

Standby Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), and the amount thereof; and (iii) if such Borrowing, is to be a Eurodollar Standby Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing or CD Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Company shall not have given notice in accordance with this Section 2.03 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Company shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.03 and of each Bank's portion of the requested Borrowing.

          SECTION 2.04 Competitive Bid Loans. Subject to the terms and conditions of this Agreement (including Article IV), each Bank severally agrees that the Company may, on its behalf or on behalf of any of its Subsidiaries, request that Competitive Bid Loan Borrowings under this Section 2.04 be made from time to time on any Business Day prior to the date occurring one month prior to the earlier of the Maturity Date and the termination of the Commitments in the manner set forth below; provided, however, that following the making of each Competitive Bid Loan Borrowing (and any concurrent payment of Standby Loans with the proceeds thereof), the aggregate amount of all Loans then outstanding shall not exceed the amount equal to the Total Commitment.

          (a) Competitive Bid Loan Borrowing Request. The Company may request Competitive Bid Loan Borrowings under this Section by delivering to the Administrative Agent not later than 10:30 a.m. (New York City time) at least four but not more than seven Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, a Competitive Bid Loan Borrowing Request (which may contain requests for up to three different Competitive Bid Loans with three different Interest Periods, but having the same date of funding) specifying:

                     (i) the principal amount of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing,

                     (ii) the proposed date (which shall be a Business Day) and aggregate principal amount or amounts of each Competitive Bid Loan to be made as part of such proposed Competitive Bid Loan Borrowing (which shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000),

                      (iii) whether each Competitive Bid Loan being requested is to be a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan, and

                      (iv) the proposed Interest Period for such Competitive Bid Loan Borrowing, provided that such Interest Period shall not end on a date later than the Maturity Date.

The Company shall not deliver to the Administrative Agent any Competitive Bid Loan Borrowing Request within five Business Days after the delivery of any other Competitive Bid Loan Request.

          (b) Invitation for Bid Loan Offers. Promptly upon receipt of a Competitive Bid Loan Borrowing Request but in no event later than 3:00 p.m. (New York City time) on the date of such receipt, the Administrative Agent shall send to the Banks by telecopy an Invitation for Bid Loan Offers, which shall constitute an invitation on behalf of the Company to each Bank to submit one or more Competitive Bid Loan Offers offering to make the Competitive Bid Loans to which such Competitive Bid Loan Borrowing Request relates in accordance with this Section 2.04.

           (c) Submission and Contents of Bid Loan Offers.

           (i) If any Bank, in its sole discretion, elects to offer to make a Competitive Bid Loan to the Company as part of a proposed Competitive Bid Loan Borrowing at a rate of interest specified by such Bank in its sole discretion, it shall deliver to the Administrative Agent not later than 9:30 a.m. (New York City time) on the third Business Day prior to the proposed date of Borrowing, a Competitive Bid Loan Offer, which must comply with the requirements of this clause; provided, however, that Competitive Bid Loan Offers submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than 9:15 a.m. (New York City time) on the third Business Day prior to the proposed date of Borrowing. Each Competitive Bid Loan Offer shall specify

                  (A) the proposed date of Borrowing, which shall be the same as that set forth in the applicable Invitation for Bid Loan Offers,

                  (B) the principal amount of the Competitive Bid Loan which the Bank submitting such Competitive Bid Loan Offer would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and which amount may exceed such Bank's Commitment),

                  (C) the Competitive Bid LIBO Rate and LIBO Rate Bid Margin or the Absolute Rate, as applicable for each Competitive Bid Loan such Bank would be willing to make, and

                  (D)     the identity of the quoting Bank;

provided, however, that any Competitive Bid Loan Offer submitted by a Bank pursuant to this Section 2.04(c) shall be irrevocable, unless otherwise consented to in writing by the Administrative Agent acting upon the instructions of the Company.

           (ii) Any Competitive Bid Loan Offer that: is not substantially in the form of Exhibit E-3 hereto, as determined by the Administrative Agent in its sole discretion, or does not specify all of the information required in this Section 2.04(c); contains qualifying, conditional or similar language; contains proposed terms other than or in addition to those set forth in the applicable Invitation for Bid Loan Offers; or arrives after the time set forth in this Section 2.04(c) shall be disregarded by the Administrative Agent.

           (iii) The Administrative Agent shall (by telephone, promptly confirmed in writing) promptly notify the Company of the terms of any Competitive Bid Loan Offer submitted by a Bank that is in accordance with this Section 2.04(c), as well as the identity of any such Bank.

          (d) Competitive Bid Loan Acceptance. The Company shall, before 10:30 a.m. (New York City time) on the third Business Day prior to the proposed date of such proposed Competitive Bid Loan Borrowing, either

          (i) irrevocably cancel the Competitive Bid Loan Borrowing Request that requested such Competitive Bid Loan Borrowing by giving the Administrative Agent telephonic notice, promptly confirmed in writing (and the Administrative Agent shall promptly so notify each of the Banks) to that effect (and, for purposes of this Section, a failure on the part of the Company to timely notify the Administrative Agent under the terms of this clause shall be deemed to be non-acceptance of all Competitive Bid Loan Offers so notified to the Company pursuant to Section 2.04(d)), or

          (ii) (A) irrevocably accept, in whole or in part, one or more of the Competitive Bid Loan Offers made by any Bank or Banks pursuant to Section 2.04(c), in its sole discretion, by giving the Administrative Agent telephonic notice (promptly confirmed in writing by delivery to the Administrative Agent of a Competitive Bid Loan Acceptance), and the Administrative Agent shall, promptly upon receiving such telephonic notice from the Company, notify each Bank whose Competitive Bid Loan Offer has been accepted, in whole or in part, of (1) the amount of the Competitive Bid Loan Borrowing to be made on such date, and
                  (2) the amount of the Competitive Bid Loan (which amount shall not be greater than the amount offered by such Bank for such Competitive Bid Loan pursuant to Section 2.04(c)) to be made by such Bank as part of such Competitive Bid Loan Borrowing, and (B) irrevocably reject any remaining Competitive Bid Loan

                  Offers made by Banks pursuant to Section 2.04(c) by giving the Administrative Agent telephonic notice, promptly confirmed in writing (and the Agent shall promptly so notify the Banks) to that effect; provided, however, that

                          (1) the  Company  shall not  accept an offer made at a
                  particular Competitive Bid LIBO Rate if the Company has decided to reject an offer made in respect of the same Competitive Bid Loan Borrowing with the same Interest Period and a lower Competitive Bid LIBO Rate,

                          (2) the  Company  shall not  accept an offer made at a
                  particular Absolute Rate if the Company has decided to reject an offer made in respect of the same Competitive Bid Loan Borrowing with the same Interest Period and a lower Absolute Rate, and, if the Company accepts only a portion of any Competitive Bid Loan Offer, such partial acceptance must be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof,

                          (3) the aggregate  principal amount of the Competitive
                  Bid Loan Offers accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Loan Borrowing Request therefor,

                          (4) if the  Company  shall  accept  an offer or offers
                  made at a particular Competitive Bid LIBO Rate or Absolute Rate, as applicable, but the amount of such offer or offers shall cause the total amount of offers accepted by the Company to exceed the amount specified in the Competitive Bid Loan Borrowing Request therefor, then the Company shall (x) accept a portion of such offer or offers in an aggregate amount equal to the amount specified in the Competitive Bid Loan Borrowing Request less the amount of all other offers accepted at lower Absolute Rates or lower Competitive Bid LIBO Rates, as the case may be, with respect to such Competitive Bid Loan Borrowing Request, and (y) allocate the Competitive Bid Loans in respect of which such offers are accepted among the Banks submitting such offers as nearly as possible in proportion to the aggregate amount of such offers made by each Bank
                  (provided, that if the available principal amount of Competitive Bid Loans to be so allocated is not sufficient to enable Competitive Bid Loans to be so allocated to each such Bank in a minimum principal amount of $5,000,000, the number of such Banks shall be reduced by the Administrative Agent by lot until the Competitive Bid Loans to be made by such remaining Banks would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof,

                          (5) no bid shall be  accepted  for a  Competitive  Bid
                  Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000 and is part of a Competitive Bid Loan Borrowing in a minimum principal amount of $5,000,000, and

                          (6) the  Company  may not  accept  any  offer  that is
                  described in clause (ii) of Section 2.04(c) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Company pursuant to this clause (B) of this Section 2.04(d) (ii) shall be irrevocable.

          (e) Funding of Competitive Bid Loans. Not later than 12:00 noon (New York City time) on the date specified for each Competitive Bid Loan Borrowing hereunder, each Bank participating therein shall deposit with the Administrative Agent same day funds in the amount of the Competitive Bid Loan to be made by it on such date. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Banks. The amount so received by the Administrative Agent shall be made available to the Company by wire transfer to the accounts the Company notified to the Administrative Agent in writing. As soon as practicable after the Competitive Bid Loan Borrowing, the Administrative Agent shall notify each Bank of the amount of the Competitive Bid Loan Borrowing, the applicable Competitive Bid LIBO Rates and/or Absolute Rates accepted, the consequent Competitive Bid Outstanding Balance, the date on which such Competitive Bid Loan Borrowing was made and the corresponding Interest Period applicable to all Competitive Bid Loans that are part of such Competitive Bid Loan Borrowing.

          SECTION 2.05 Refinancings. The Company may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to Section 2.02(c).

          SECTION 2.06 Fees. (a) The Company agrees to pay to each Bank, through the Administrative Agent, on each March 31 , June 30, September 30 and December 31, commencing September 30, 1997, and on the date on which the Commitment of such Bank shall be terminated as provided herein, a facility fee (a "Facility Fee") equal to the Facility Fee Percentage of the daily average amount of the Commitment of such Bank, whether used or unused, during the preceding quarter (or other period commencing with the date of this Agreement or ending with the Maturity Date or any date on which the Commitment of such Bank shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed over a 360-day year. The Facility Fee due to each Bank shall commence to accrue on the Closing Date and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank as provided herein.

          (b) The Company agrees to pay the Administrative Agent, for its own account, the fees set forth in the Engagement Letter dated June 12, 1997, among the Administrative Agent, Chase Securities Inc. and the Company at the times and in the amounts set forth therein.

          (c) The Company agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, commencing September 30, 1997, and on each date on which the Commitment of such Bank shall be terminated as provided herein, a utilization fee (the "Utilization Fee") equal to .05% per annum on the outstanding principal amount of the Loans of such Bank for each day during the preceding quarter or such shorter period on which the outstanding aggregate principal amount of the Loans exceeds 50% of the Total Commitment. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (d) The Company agrees to pay to the Administrative Agent, for its own account, a fee equal to $1,000 with respect to each Competitive Bid Loan Borrowing Request delivered to the Administrative Agent, such fee to be payable on the date such Competitive Bid Loan Borrowing Request is delivered.

          (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.07 Repayment of Loans. (a) The Company agrees to pay the outstanding principal balance of each Loan on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Loan shall bear interest from the date of such Borrowing on the outstanding principal balance thereof as set forth in Section 2.08.

          (b) Each Bank shall, and is hereby authorized by the Company to maintain, in accordance with its usual practice, records evidencing the indebtedness of the Company to such Bank hereunder from time to time, including the date, amount and Type of and the Interest Period applicable to each Loan made by such Bank from time to time and the amounts of principal and interest paid to such Bank from time to time in respect of each such Loan.

          (c) The entries made in the records  maintained  pursuant to paragraph
(b) of this Section 2.07 and in the Register maintained by the Administrative Agent pursuant to Section 9.04(d) shall be prima facie evidence of the existence and amounts of the obligations of the Company to which such entries relate; provided, however, that the failure of any Bank or the Administrative Agent to maintain or to make any entry in such records or the Register, as applicable, or any error therein shall not in any manner affect the obligation of the Company to repay any Loans in accordance with the terms of this Agreement.

          SECTION  2.08  Interest  on Loans.  (a) subject to the  provisions  of
Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted

LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread in effect at such time.

          (b) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted CD Rate for the Interest Period in effect plus the Applicable Spread in effect at such time.

          (c) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, or if the Alternate Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate.

          (d) Subject to the provisions of Section 2.09, the Loans comprising each Competitive Bid LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Competitive Bid LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus) the LIBO Rate Bid Margin in effect at such time.

          (e) Subject to the provisions of Section 2.09, the Loans comprising each Competitive Bid Absolute Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Absolute Rate for the Interest Period in effect for such Borrowing.

          (f) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Adjusted LIBO Rate, Adjusted CD Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.09 Default Interest. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

          SECTION 2.10 Alternate Rate of Interest. (a) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing or a Competitive Bid LIBOR Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such

Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Standby Loan or Competitive Bid LIBOR Loan, as applicable, during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Company and the Banks. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Banks that the circumstances giving rise to such notice no longer exist, any request by the Company for a Eurodollar Standby Borrowing pursuant to Section 2.03 and any request for a Competitive Bid LIBOR Borrowing pursuant to Section 2.04. shall be deemed to be a request for an ABR Borrowing in the case of Eurodollar Standby Borrowings or Competitive Absolute Rate Loans in the case of Competitive Bid LIBOR Loans. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          (b) In the event, and on each occasion, that on or before the day on which the Adjusted CD Rate for a CD Borrowing is to be determined the Administrative Agent shall have determined that such Adjusted CD Rate cannot be determined for any reason, including the inability of the Agent to obtain sufficient bids in accordance with the terms of the definition of Fixed CD Rate, or the Agent shall determine that the Adjusted CD Rate for such CD Borrowing will not adequately and fairly reflect the cost to any Bank of making or maintaining its CD Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telex notice of such determination to the Company and the Banks. In the event of any such determination, any request by the Company for a CD Borrowing pursuant to Section
2.03 shall, until the Administrative Agent shall have advised the Company and the Banks that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION  2.11  Termination,   Reduction,  Extension  and  Increase  of
Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telex notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000.

          (c) Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective applicable Commitments. The Company shall pay to the Administrative Agent for the account of the Banks, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

          (d) Not later than the date 45 days prior to (i) the first anniversary of the date hereof or (ii) any anniversary of the date hereof during the 45 days prior to which the Commitments shall have been extended as provided in this paragraph (d), the Company may deliver to the Administrative Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended to the first anniversary of the Maturity Date at the time in effect. Within 30 days after its receipt of any such notice, each Bank shall notify the Administrative Agent of its willingness or unwillingness so to extend its Commitment. In the event each Bank shall be willing to extend its Commitment, the Administrative Agent shall so notify the Company and each Bank and the Maturity Date shall without further act be extended to the first anniversary of the date which shall theretofore have been the Maturity Date.

          (e) The Company may, from time to time on any Business Day occurring after the Closing Date and prior to the Original Maturity Date, by written request made to the Administrative Agent, request that the Total Commitment be increased, and, subject to the consent to such request by the Administrative Agent (such consent to be in writing and not to be unreasonably withheld) and so long as no Default or Event of Default has occurred and is continuing, (i) the Company, the Administrative Agent and any Bank or (as the case may be) any Banks may agree to increase the Commitments of such Bank or Banks (such agreement to be in writing and to be at the sole and absolute discretion of each such Bank) or (ii) the Company, the Administration Agent and one or more Additional Banks may agree that such Additional Bank or Additional Banks (as the case may be) shall become a party hereto and each such Additional Bank shall be deemed, for all purposes, a "Bank" hereunder, and each Additional Bank shall agree severally and not jointly to extend a Commitment to make Standby Loans to the Company in accordance with the provisions of this Agreement, in which case the Total Commitment and, with respect to increases in the Total Commitment pursuant to clause (i) above, the Commitment of each such Bank agreeing to increase its Commitments shall be increased accordingly; provided that, (x) no increase in any Bank's Commitment shall result in such Banks' Commitment exceeding 20% of the Total Commitment, (y) any such increase of the Total Commitment and any Borrowings after giving effect to any such increase shall be in a manner which ensures pro rata Borrowings hereunder, and (z) in any event (including after giving effect to any such increase), the "Total Commitment" shall not at any time exceed $350,000,000. Promptly following any increase of the Total Commitment (and corresponding adjustments to the Commitments of the Banks) pursuant to this clause (e ), the Administrative Agent shall provide written notice of the same to each of the Banks and the Banks and the Additional Banks hereby covenant and agree to execute and deliver an amendment or supplement to this Agreement and to Schedule 2.01 hereof giving effect to such increase of the Commitments and the addition of each Additional Bank (if any).

          SECTION 2.12 Prepayment. (a) The Company shall have the right at any time and from time to time to prepay any Standby Borrowing in whole or in part, upon at least three Business Days' prior written or telex notice (or telephone notice promptly confirmed by written or telex notice) to the Administrative
Agent; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The

Company may not prepay any Competitive Bid Loan Borrowing without the consent of each Bank participating in such Competitive Bid Loan Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Company shall pay or prepay so much of the Loans as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the aggregate Commitments after giving effect to such termination or reduction.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.13 Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any, Competitive Bid LIBOR Loans, Eurodollar Standby Loan or CD Loan made by such Bank or any other fees or amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or by any political subdivision or taxing authority therein), shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, such Bank (except any reserve requirement reflected in the Adjusted LIBO Rate), or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any Competitive Bid LIBOR Loan, Eurodollar Standby Loan or CD Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Competitive Bid LIBOR Loan, Eurodollar Standby Loan or CD Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Bank to be material, then the Company shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional cost incurred or reduction suffered.

          (b) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

          (c) A certificate of a Bank setting forth such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 9.04) as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

          (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have been imposed.

          SECTION  2.14  Change  in  Legality.  (a)  Notwithstanding  any  other
provision   herein,   if  any  change  in  any  law  or  regulation  or  in  the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain any Eurodollar Standby Loan or Competitive Bid LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any Competitive Bid LIBOR Loan or Eurodollar Standby Loan, then, by written notice to the Company and to the Administrative Agent, such Bank may:

                    (i) declare that Competitive Bid LIBOR Loans and Eurodollar Standby Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Company for a Competitive Bid LIBOR Borrowing or Eurodollar Standby Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan in the case of Eurodollar Standby Loans or a Competitive Bid Absolute Rate Loan in the case of a Competitive Bid LIBOR Loan, in each case unless such declaration shall be subsequently withdrawn;

                    (ii) require that all outstanding Eurodollar Standby Loans made by it be converted to ABR Loans or all outstanding Competitive LIBOR Loans made by it be converted to Competitive Bid Absolute Rate Loans, in which event all such Eurodollar Standby Loans shall be automatically converted to ABR Loans and all Competitive Bid LIBOR Loans shall be automatically converted to Competitive Bid Absolute Rate Loans, as of the effective date of such notice as provided in paragraph
         (b) below.

         In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Standby Loans or Competitive Bid LIBOR Loans that would have been made by such Bank or the converted Eurodollar Standby Loans or converted Competitive Bid LIBOR Loans, as applicable, of such Bank shall instead be applied to repay the ABR Loans or the Competitive Bid Absolute Rate Loans, as applicable made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Standby Loans or the Competitive Bid LIBOR Loans, as applicable.

          (b) For purposes of this Section 2.14, a notice to the Company by any Bank shall be effective as to each Eurodollar Standby Loan or Competitive Bid LIBOR Loan, as applicable, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Standby Loan or Competitive Bid LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

          SECTION 2.15 Indemnity. The Company shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Company to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to
Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Standby Loan, Competitive Bid LIBOR Loan, or CD Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Standby Loan, Competitive Bid LIBOR Loan or CD Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Bank, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the Adjusted LIBO Rate, Competitive Bid LIBO Rate or Adjusted CD Rate, as applicable) for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted or not borrowed for such period or Interest Period, as the case may be. A certificate of any Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.

          SECTION 2.16 Pro Rata  Treatment.  Except as required  under  Sections
2.13 and 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each payment of the Utilization Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans); provided, however, that payments or prepayments of principal or interest in respect of any Competitive Bid Loan Borrowing shall be allocated pro rata among the Banks participating in such Competitive Bid Loan Borrowing. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.17 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall promptly purchase from such other Bank at face value a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Bank by reason thereof as fully as if such Bank had made a Loan directly to the Company in the amount of such participation.

          SECTION 2.18 Payments. (a) The Company shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City time, on the date when due in dollars to the Administrative Agent at Loan and Agency Services, Attn: Andrew N. Stasiw, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (Telecopy No.
(212)-552-5662), in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.19 Taxes. (a) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Administrative Agent's or any Bank's income, and franchise taxes imposed on the Administrative Agent or any Bank, by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions(including deductions applicable to additional sums payable under this Section 2.19) such Bank or the Administrative Agent (as the case may
be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Company will indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt of a request by the Company, apply for such refund at the Company's expense. If any Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or the Administrative Agent has received payment from the Company hereunder it shall promptly notify the Company of such refund and shall, within 30 days after receipt of a request by the Company (or promptly upon receipt, if the

Company has requested application for such refund pursuant hereto), repay such refund to the Company without interest, provided that the Company, upon the request of such Bank or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Bank or the Administrative Agent, the Company will furnish to the Administrative Agent, at its address referred to in Section 2.18, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each Bank which is organized outside the United States shall promptly notify the Company of any change in its funding office and upon written request of the Company shall, prior to the immediately following due date of any payment by the Company hereunder, deliver to the Company such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224 and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Company and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank or assignee organized under the laws of a jurisdiction outside the United States.

          (g) Any Bank claiming any additional  amounts payable pursuant to this
Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

III.     REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each of the Banks that:

          SECTION 3.01 Organization; Powers. Each of the Company and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of the Company, has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

          SECTION 3.02 Authorization; Governmental Approvals. The execution, delivery and performance by the Company of each of the Loan Documents, the actions taken by the Company in connection with the borrowings hereunder (the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (B) any order of any Governmental Authority applicable to the Company or (C) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound , (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary except Liens set forth on Schedule 6.01. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by the Company of this Agreement, or any other Loan Document to which it is a party.

          SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          SECTION 3.04 Financial Statements. The Company has heretofore furnished to the Banks (a) consolidated balance sheets and statements of income and changes in stockholders' equity and cash flows as of and for the fiscal year ended December 31, 1996, audited by and accompanied by the opinion of Coopers & Lybrand, independent public accountants, and (b) its consolidated balance sheets and statements of income and consolidated statement of cash flows as of and for the fiscal quarter ended March 31, 1997, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of the Company and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and notes thereto disclose all material liabilities, direct or contingent, of the Company and its Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          SECTION 3.05 No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, since December 31, 1996.

          SECTION 3.06 Title to Properties and Possession Under Leases. (a) Each of the Company and the Subsidiaries will on the Closing Date and at all times thereafter, have good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except for Liens permitted by Section 6.01. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

          (b) Each of the Company and the Subsidiaries (or their respective predecessors) has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          SECTION 3.07 The Subsidiaries and the Company. Schedule 3.07 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Company therein.

          SECTION 3.08 Litigation: Compliance with Laws. (a) Except as set forth in Schedule 3.08, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

          (b) Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

          SECTION 3.09 Agreements. (a) Neither the Company nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or, in the absence of a material default by the Company or such Subsidiary, could result in a Material Adverse Effect.

          (b) Neither the Company nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

          SECTION 3.10 Federal Reserve Regulations. (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

          SECTION 3.11 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.12 Use of Proceeds. The Company will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

          SECTION 3.13 Tax Returns. Each of the Company and the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in accordance with Section 5.03.

          SECTION 3.14 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

          SECTION 3.15 Employee Benefit Plans. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Company or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the value of the assets of such Plan. Neither the Company nor any ERISA

Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

          SECTION 3.16 Environmental Matters. Each of the Company and the Subsidiaries, and each of their respective businesses, has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control. Neither the Company nor any Subsidiary has received notice of any failure so to comply which alone or together with any other such failure could result in a Material Adverse Effect. The Company's and the Subsidiaries', plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the
Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any regulations promulgated pursuant thereto or in any other applicable law where such violation could result, individually or together with other violations, in a Material Adverse Effect.

          SECTION 3.17 Solvency. On the date hereof and on the date of each Borrowing hereunder after giving effect to each Loan to be made and the use of the proceeds thereof, (a) the fair salable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they mature; (b) the assets of the Company will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (c) the Company will not intend to, and will not believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

IV.      CONDITIONS OF LENDING

          SECTION 4.01 All Borrowings. The obligations of the Banks to make Loans hereunder on the date of each Borrowing hereunder, including each Borrowing in which Loans are refinanced with new Loans as contemplated by
Section 2.05, shall be subject to satisfaction of the following conditions precedent:

                    (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

                    (b) The representations and warranties set forth in Article III (excluding, in the case of a refinancing of a Borrowing with a new Borrowing that does not increase the aggregate principal amount of the Loans of any Bank outstanding, the representations set forth in Sections 3.05 and 3.08(a)) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

                    (c) The Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed (including but not limited to, compliance with the financial ratios and restrictions set forth in Sections 6.02, 6.04, 6.05, 6.07 and 6.08), and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02 Effectiveness of Agreement. The obligations of the Banks to make Loans hereunder shall be subject to satisfaction on the Closing Date of the following additional conditions precedent:

                    (a) The Administrative Agent shall have received a favorable written opinion of Nancy M. Taylor, Esq. dated the Closing Date and addressed to the Banks, to the effect set forth in Exhibit D hereto.

                    (b) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Banks and their counsel and to Mayer, Brown & Platt, counsel for the Administrative Agent.

                    (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Company as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Company have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Company; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Banks or their counsel or Mayer, Brown & Platt, counsel for the Administrative Agent, may reasonably request.

                    (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                    (e) The Administrative Agent shall have received payment of the fees then due set forth in the Engagement Letter dated June 12, 1997, among the Administrative Agent, Chase Securities Inc. and the Company in the amounts set forth therein.

                    (f) The commitments under the Revolving Credit Facility Agreement dated as of September 7, 1995, among the Company, the lenders party thereto, The Chase Manhattan Bank (as successor of the merger with Chemical Bank), as administrative agent, NationsBank, N.A., and LTCB Trust Company, as co-agents (the "Existing Credit Agreement"), shall have been terminated and all principal, interest and other amounts outstanding thereunder shall have been paid in full.

V.      AFFIRMATIVE COVENANTS

         The Company covenants and agrees with each Bank and the Agents that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Banks shall otherwise consent in writing, the Company will, and will cause each of the Subsidiaries to:

          SECTION 5.01 Existence; Businesses and Properties Compliance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 5.02 Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          SECTION 5.03 Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto.

          SECTION 5.04 Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent and each Bank:

                    (a) within 90 days after the end of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Coopers & Lybrand or other independent public accountants of recognized national standing acceptable to the Required Banks and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP;

                    (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                    (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of  Default or Default  has  occurred  or, if such an Event of
         Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.05, 6.07 and 6.08;

                    (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                    (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Bank may reasonably request.

          SECTION   5.05   Litigation   and  Other   Notices.   Furnish  to  the
Administrative Agent and each Bank prompt written notice of the following:

                    (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                    (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof which, if adversely determined, could result in a Material Adverse Effect;

                    (c)  any   development   that  has  resulted  in,  or  could
          reasonably be anticipated to result in, a Material Adverse Effect.

          SECTION 5.06 ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Administrative Agent and each Bank (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a Copy of any notice the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 412 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the

PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

          SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Bank to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Bank to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

          SECTION 5.08 Use of Proceeds;  Termination of Prior Credit  Agreement.
(a) Simultaneous with or prior to the first Borrowing under this Agreement, (i) use a portion of the proceeds of such Borrowing or other funds to pay in full all principal, interest and other amounts outstanding under the Existing Credit Agreement, if any, and (ii) terminate all commitments under the Existing Credit Agreement.

         (b) Use the remaining proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

VI.      NEGATIVE COVENANTS

         The Company covenants and agrees with each Bank and the Agents that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Banks shall otherwise consent in writing, the Company will not, and will not cause or permit any of the Subsidiaries to:

          SECTION 6.01 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary, but excluding Margin Stock to the extent that the value of such Margin Stock, determined in accordance with Regulation U, exceeds 25% of the value (as so determined) of the assets and properties that would be subject to this Section 6.01 without giving effect to this parenthetical, or such other maximum amount or percentage as is then provided for or permitted under Regulation U or any successor regulation in order that no Loan shall be deemed "indirectly secured" by Margin Stock for purposes of such regulation), now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

                    (a) Liens on property or assets of the Company and its Subsidiaries existing on the date hereof and set forth in Schedule 6.0l; provided that such Liens shall secure only those obligations which they secure on the date hereof;

                    (b) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; provided that
          (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary;

                    (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                    (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not due or which are being contested in compliance with Section 5.03;

                    (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                    (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                    (h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any Subsidiary; provided that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Company or any Subsidiary; and

                    (i) Liens other than those referred to in subparagraphs (a) through (h) above, provided that the sum of the aggregate amount of all Indebtedness or other obligations which are secured or evidenced by Liens other than those referred to in subparagraphs (a) through (h) above plus the fair market value in the aggregate of properties sold by the

         Company in the sale and lease-back transactions permitted under Section 6.02, does not at any time exceed an amount equal to 10% of Consolidated Stockholders' Equity.

          SECTION 6.02 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that the Company shall be permitted to enter into any such arrangements to the extent that the sum of the fair market value in the aggregate of properties sold by the Company pursuant to all such arrangements, plus the aggregate amount of indebtedness secured by Liens under paragraph (i) of Section 6.01, is not greater than 10% of Consolidated Stockholders' Equity.

          SECTION 6.03 Obligations of Subsidiaries. Permit the Subsidiaries to incur Indebtedness, except for Indebtedness which in the aggregate for all the Subsidiaries constitutes not more than 10% of Consolidated Stockholders' Equity at any time or Indebtedness to the Company incurred by the Subsidiaries in the ordinary course of business.

          SECTION 6.04 Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary (other than any Margin Stock to the extent the value of such Margin Stock, determined in accordance with Regulation U, together with the value of other Margin Stock owned by the Company and its Subsidiaries, exceeds 25% of the aggregate value of the assets of the Company and its Subsidiaries), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets or capital stock of any other person; provided that nothing in the foregoing shall prohibit:

                    (a) the Company and any of its Subsidiaries  from purchasing
          or  selling   inventory  in  the   ordinary   course  of  business  in
          arm's-length transactions;

                    (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any entity from merging into the Company or any wholly owned Subsidiary in a transaction in which the Company or such wholly owned Subsidiary, as the case may be, is the surviving corporation, and (ii) the Company and any Subsidiary from acquiring all or any substantial part of the assets or capital stock of any other person; and

                    (c) the Company and any of its Subsidiaries from selling, transferring, leasing or otherwise disposing of (in one transaction or in a series of transactions) during any fiscal year in arm's-length transactions (i) assets the fair market value of which is not more than 10% of the consolidated assets of the Company calculated in accordance with GAAP, determined as of the beginning of such fiscal year and (ii) any other assets to the extent the Commitments of the Banks are permanently reduced pursuant to
         Section 2.11 by the amount of the proceeds received by the Company from the sale of such assets.

          SECTION 6.05 Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or set aside any amount for any such purpose; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions to the Company and (b) if no Event of Default or Default shall have occurred and be continuing, the Company may at any time declare and pay dividends in an aggregate amount not at any time to exceed $48,003,000 plus the Company's Consolidated Net Income for the period (which shall be treated as a single accounting period) beginning on April 1, 1994 and ending on the last day of the fiscal quarter for which financial statements of the Company shall at such time most recently have been delivered pursuant to
Section 5.04.

          SECTION 6.06 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

          SECTION 6.07 Consolidated Stockholders' Equity. Permit Consolidated Stockholders' Equity of the Company to be less than $100,000,000 at any time.

          SECTION 6.08 Debt Ratio. Permit the Debt/Capitalization Ratio to exceed 0.60 to 1.00 at any time.

VII.     EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in
Section 5.01(a) or 5.05 or in Article VI;

          (e) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of ten Business Days after notice thereof from the Administrative Agent or any Bank to the Company;

          (f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in an aggregate principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement on its part to be performed under any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or a Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
(iii) apply for or condsent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or such Significant Subsidiary or for a substantial part of the property or assets of the Company or such Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,

(v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

          (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Company to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06, the Administrative Agent shall have notified the Company in writing that (i) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

          (k) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and
(iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year;

          (l) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000; or

          (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Banks shall, by notice to the Company, take either or both of the following actions, at the same or either or both of different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Company described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Loan Document to the contrary notwithstanding.

VIII.    THE ADMINISTRATIVE AGENT

         In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as sole Administrative Agent on behalf of the Banks. Each of the Banks, and each subsequent Bank, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Bank or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Company pursuant to this Agreement as received by the Administrative Agent.

         Neither the Administrative Agent nor any of its directors, officers, employees or administrative agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Company of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Banks or any subsequent Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent Bank. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Company on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Company of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through administrative agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Company. Upon any such resignation, the Required Banks shall appoint either NationsBank, N.A. or Long-Term Credit Bank of Japan, Limited as successor Administrative Agent and, if such appointment is not accepted by NationsBank, N.A. or Long-Term Credit Bank of Japan, Limited, the Required Banks shall have the right to appoint a different successor. If no successor shall have been appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         With respect to the Loans made by it hereunder, the Administrative Agent and its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

         Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of administrative agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless the
Administrative Agent and any of its directors, officers, employees or administrative agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Company; provided that no Bank shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or administrative agents.

         Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Neither NationsBank, N.A. nor Long-Term Credit Bank of Japan, Limited shall have any duties or obligations whatsoever under this Agreement or any other document or matter related hereto, other than as a Bank, unless appointed as successor Administrative Agent pursuant to this Article VIII.

IX.      MISCELLANEOUS

          SECTION 9.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

                    (a) if to the Company, to it at 1100 Boulders Parkway, Richmond, Virginia 23225, Attention of Norman A. Scher (Telecopy No.
          (804) 330-1777);

                    (b) if to the Administrative Agent, to it at 270 Park Avenue, New York, New York 10017, Attention of Stewart U. Wallace, Managing Director (Telecopy No. (212) 270-1403); and

                    (c) if to a Bank, to it at its address (or telecopy number) set forth in Schedule 2.01.

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

          SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Loans, regardless of any investigation made by the Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

          SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Bank and their respective successors and assigns, except that the Company shall not have the right to assign its obligations or rights hereunder or any interest herein without the prior written consent of all the Banks.

          SECTION 9.04 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and (to the extent permitted by Section 9.04) assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment by a Bank to an Affiliate of such Bank or another existing Bank (or its Affiliate), the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) the amount of the commitment or of the outstanding Competitive Bid Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $20,000,000 or such assigning Bank's entire Commitment or all of its outstanding Competitive Bid Loans, if such Commitment or outstanding Competitive Bid Loans are less than $20,000,000 and the amount of the Commitment or outstanding Competitive Bid Loans of such Bank remaining after such assignment shall not be less than $20,000,000 or shall be zero, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance and a processing and recordation fee of $3,000, and
(v) each assignee shall deliver to the Administrative Agent a completed Administrative Questionnaire in the form of Exhibit B. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by the Company of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company to such assignment, the Administrative Agent shall (subject to the consent of the Administrative Agent to such assignment, if required), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks.

          (f) Each Bank may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13 and 2.15 and to the indemnification provisions contained in Section 9.05 to the same extent as if they were Banks and (iv) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

          (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Bank by or on behalf of the Company; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Company received from such Bank.

          (h) Notwithstanding any other provision set forth in this Agreement, any Bank may, at any time, assign or pledge all or any portion of its Loans and rights under this Agreement to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Federal Reserve Board, provided, that no such pledge or assignment shall release the assigning Bank from any of its obligations hereunder or substitute any such pledge or assignee for such Bank as a party hereto.

          (i) The Company shall not assign or delegate any of its respective rights and duties hereunder.

          SECTION 9.05 Expenses; Indemnity. (a) The Company agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents (including those set forth in the Engagement Letter dated June 12, 1997, among the Administrative Agent, Chase Securities Inc. and the Company) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the fees and disbursements of Mayer, Brown & Platt, counsel for the Administrative Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees and disbursements of any other counsel for the Administrative Agent or any Bank. The Company further agrees that it shall indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

          (b) The Company agrees to indemnify the Administrative Agent, each Bank and its directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          SECTION 9.06 Right of Setoff. If an Event of Default shall have occurred and be continuing and any Bank shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article VII, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and other Loan Documents held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

          SECTION 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08 Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents are cumulative and exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan, without the prior written consent of each Bank affected thereby, (ii) change the Commitment, Facility Fees or Utilization Fees of any Bank without the prior written consent of such Bank, or (iii) amend or modify the provisions of Section 2.15, the provisions of this Section or the definition of the "Required Banks", without the prior written consent of each Bank; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges") as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable on such Loan, together with all Charges payable to such Bank, shall be limited to the Maximum Rate.

          SECTION 9.10 Entire Agreement. This Agreement and the other Loan Documents and the letter agreements referred to in Section 2.06(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, administrative agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

          SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15 Confidentiality. Any information obtained by the Administrative Agent or any of the Banks from the Company shall not be disclosed by the Administrative Agent or such Bank to any other person if such information is not otherwise in the public domain except (i) to its officers, directors, employees, administrative agents, independent accountants, Affiliates and legal counsel (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements or requests of regulatory authorities, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Administrative Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Company which permits such disclosure, (vi) in connection with the exercise of any remedy under or litigation in connection with the Loan Documents or (vii) subject to Section 9.04(g), to any participant in or assignee of, or prospective participant in or assignee of, any Loan or Commitment.

          SECTION 9.16 Jurisdiction; Consent to Service of Process. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Company or its properties in the courts of any jurisdiction.

          (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         IN WITNESS WHEREOF, the Company, the Agents and the Banks have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   TREDEGAR INDUSTRIES, INC.


                                   By: /s/ N. A. Scher
                                       Name:  Norman Scher
                                       Title: Executive Vice President and CFO


                                   THE CHASE MANHATTAN BANK, individually and as Administrative Agent,


                                   By: /s/ Stephanie Parker
                                       Name:    Stephanie Parker
                                       Title:   Assistant Vice President


                                   NATIONSBANK, N.A., individually and
                                   as Documentation-Agent,


                                   By: /s/ E. Turner Coggin
                                       Name:    E. Turner Coggin
                                       Title:   Senior Vice President



                                   LONG-TERM CREDIT BANK OF JAPAN, LIMITED, individually and as Co-Agent,


                                   By: /s/ Satoru Otsubo
                                        Name: Satoru Otsubo
                                        Title:Joint General Manager

                                   BANKS

                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ James R. Trimble
                                       Name:    James R. Trimble
                                       Title:   Senior Relationship Manager


                                   THE BANK OF NEW YORK


                                   By: /s/ Ann Marie Hughes
                                        Name:    Ann Marie Hughes
                                        Title:   Assistant Vice President


                                   CENTRAL FIDELITY NATIONAL BANK


                                   By: /s/ Harry A. Turton, Jr.
                                        Name:    Harry A. Turton, Jr.
                                        Title:   Vice President


                                   CRESTAR BANK


                                   By: /s/ Christopher B. Werner
                                       Name:    Christopher B. Werner
                                       Title:   Vice President


                                   FIRST UNION NATIONAL BANK OF VIRGINIA


                                   By: /s/ Carrie H. McAllister
                                       Name:    Carrie H. McAllister
                                       Title:   Assistant Vice President

                                   MELLON BANK


                                   By: /s/ Michael C. Haines
                                       Name:    Michael C. Haines
                                       Title:   Banking Officer


                                   SIGNET BANK


                                   By: /s/ J. Charles Link
                                       Name:    J. Charles Link
                                       Title:   Senior Vice President


                                   SOCIETE GENERALE


                                   By: /s/ Ralph Saheb
                                       Name:    Ralph Saheb
                                       Title:   Vice President


                                   THE SUMITOMO BANK, LIMITED
                                   NEW YORK BRANCH


                                   By: /s/ John C. Kissinger
                                       Name:    John C. Kissinger
                                       Title:   Join General Manager


                                   WACHOVIA BANK, N.A.


                                   By: /s/ Michael H. Trainor
                                       Name:    Michael H. Trainor
                                       Title:   Assistant Vice President

                                                   Schedule 2.01

         Notice Information                                   Commitment

THE CHASE MANHATTAN BANK                                      $27,000,000
270 Park Avenue
New York, New York 10017
         Attention: Stephanie Parker
         Telephone: 212-270-6532
         Facsimile: 212-270-1403

TREDEGAR INDUSTRIES, INC.
1100 Boulders Parkway
Richmond, Virginia 23225
         Attention: Norman Scher
         Telephone: (804) 330-1020
         Facsimile: (804) 330-1777

NATIONSBANK                                                   25,000,000
1111 East Main Street
4th Floor, Pavilion Building
Richmond, Virginia 23277
         Attention: E. Turner Coggin
         Telephone: (804) 788-3455
         Facsimile: (804) 788-3669

THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED                   25,000,000
NEW YORK BRANCH
165 Broadway
New York, New York 10006
         Attention: Kathy Santiago
         Telephone: (212) 335-4400
         Facsimile: (212) 608-2371

THE BANK OF NOVA SCOTIA                                       24,000,000
One Liberty Plaza
New York, New York 10006
         Attention: James R. Trimble
         Telephone: (212) 225-6405
         Facsimile:  (212) 225-5090

THE BANK OF NEW YORK                                          19,000,000
One Wall Street
New York, New York 10286
         Attention: Ann Marie Hughes
         Telephone: (212) 635-1339
         Facsimile:

CENTRAL FIDELITY NATIONAL BANK                                24,000,000
P.O. Box 27602
Richmond, Virginia 23261
         Attention: Harry A. Turton
         Telephone: (804) 697-6801
         Facsimile: (804) 697-7465

CRESTAR BANK                                                  24,000,000
P.O. Box 26665
Richmond, Virginia 23261-6665
         Attention: Christopher B. Werner
         Telephone: (804) 782-5998
         Facsimile: (804) 782-5413

FIRST UNION NATIONAL BANK OF VIRGINIA                         19,000,000
Portfolio Management Department
2810 Parham Road
Richmond, Virginia 23294
         Attention: Carrie H. McAllister
         Telephone: (804) 346-1395
         Facsimile: (804) 346-1396

MELLON BANK                                                   15,000,000
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258-0001
         Attention: Michael C. Haines
         Telephone: (412) 236-4808
         Facsimile: (412) 234-8888

SIGNET BANK                                                   15,000,000
800 East Main Street
P.O. Box 75870
Richmond, Virginia 23260-5970
         Attention: J. Charles Link
         Telephone: (804) 771-7034
         Facsimile: (804) 771-7151

SOCIETE GENERALE                                              19,000,000
Trammell Crow Center
Suite 4800
2001 Ross Avenue
Dallas, Texas 76201
         Attention: Ralph Saheb
         Telephone: (214) 979-2764
         Facsimile: (214) 979-1104

THE SUMITOMO BANK, LIMITED                                    15,000,000
NEW YORK BRANCH
277 Park Avenue
New York, New York 10172
         Attention: John C. Kissinger
         Telephone: (212) 224-4000
         Facsimile:

WACHOVIA BANK, N.A.                                           24,000,000
100 North Main Street
Winston-Salem, North Carolina 27150-3099
         Attention: Michael H. Trainor
         Telephone: (910) 732-2530
         Facsimile: (910) 732-6935

                                                                   SCHEDULE 3.07
                                                                          Part I



                                     Part I

                           UNITED STATES SUBSIDIARIES


                                                      Percentage of
                                                       Common Stock
                                                      Owned Directly
                                                       or Indirectly
                                                      by the Company


APPX Software, Inc.                                             100%
BLC G.P., Inc.                                                  100%
Bon L Campo Limited Partnership                                 100%
The William L. Bonnell Company, Inc.                            100%
Capitol Products Corporation                                    100%
Fiberlux, Inc.                                                  100%
Idlewood Properties, Inc.                                       100%
Molecumetics Institute, Ltd.1                                  90.5%
Molecumetics, Ltd.                                             90.5%
Tredegar Development Corporation                                100%
Tredegar Exploration, Inc.                                      100%
Tredegar Investments, Inc.                                      100%
Tredegar Reserves, Inc.                                         100%
Virginia Techport, Inc.                                         100%
WLB L.P., Inc.                                                  100%
--------
1This company is a wholly-owned subsidiary of Molecumetics, Ltd., of which the Company owns 90.5% of the outstanding common stock.

                                                                   SCHEDULE 3.07
                                                                         Part II



                                     Part II

                         NON-UNITED STATES SUBSIDIARIES


                                                                   Percentage of
                                                                    Common Stock
                                                                  Owned Directly
                                                                   or Indirectly
                                                                  by the Company


Guangzhou Tredegar Films Company Limited                                  98%
Tredegar Brasil Industria de Plasticos Ltda.                             100%
Tredegar Film Products Argentina S.A.                                  99.99%
Tredegar Film Products, B.V.                                             100%
Tredegar Foreign Sales Corporation                                       100%

                                                                   SCHEDULE 3.08



                                   LITIGATION


None.

                                                                   SCHEDULE 6.01

                                      LIENS


Lien Claim Affidavit dated August 11, 1995 by Alamo Concrete Products, Ltd. against Tannco Construction Co., recorded in Volume 154, Page 520 of the Official Records of Wharton County, Texas, affecting the real property of Bon L Campo Limited Partnership located at 902 Gladys Street, El Campo, Wharton County, Texas. Such Lien Claim Affidavit was existing at the time Bon L Campo Limited Partnership acquired the real property from Reynolds Metal Company on May 30, 1997. Reynolds Metal Company is attempting to clear such Lien Claim Affidavit and has indemnified Bon L Campo Limited Partnership from any loss arising therefrom.

                                                                      Exhibit A

                        FORM OF STANDBY BORROWING REQUEST

The Chase Manhattan Bank,
 as Administrative Agent
Loan & Agency Services
1 CMP - 8th Floor
New York, New York 10081

Attention: Andrew Stasiw


                                                                       [Date]


Dear Sirs:

                The undersigned, TREDEGAR INDUSTRIES, INC. (the "Company"), refers to the Revolving Credit Facility Agreement dated as of July 9, 1997 (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), among the Company and the Banks named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A)      Date of Standby Borrowing
         (which is a Business Day)            _________________________


(B)      Principal Amount of
         Standby Borrowing1                   _________________________

(C)      Interest rate basis2                 _________________________

(D)      Interest Period and the last
         day thereof3                         _________________________
--------
1 Not less than $5,000,000 and in integral multiples of $1,000,000.
2 Eurodollar Standby Loan, CD Loan or ABR Loan.
3 Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

         Upon acceptance of any or all of the Loans made by the Banks in response to this request, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                            Very truly yours,

                                            TREDEGAR INDUSTRIES, INC.,


                                            By__________________________
                                            Title: [Responsible Officer]

                                                                       EXHIBIT B

                                    [Form of]

             Administrative Questionnaire--Tredegar Industries, Inc.



Loan and Agency Services (ABS) will be providing the administrative servicing on the above mentioned credit.

Please accurately complete the following information and return via FAX to the attention of Andrew N. Stasiw at your earliest convenience.

The FAX number for return is 212/552-5662.

LEGAL NAME OF LENDER (TO APPEAR ON THE SIGNATURE LINE IN DOCUMENTATION):
--------------------------------------------------------------------------------

GENERAL INFORMATION - Domestic Lending Office:
           Institution Name:____________________________________________________
           Street Address:______________________________________________________
           City/State/Zip:______________________________________________________

GENERAL INFORMATION - Eurodollar Lending Office:
           Institution Name:____________________________________________________
           Street Address:______________________________________________________
           City/State/Zip:______________________________________________________

TAX WITHHOLDING:
           Non-Resident Alien:
           _____Yes*   _____No
            *Form 4224 Enclosed
           Tax ID Number: _______________________


CONTACTS/NOTIFICATION METHODS:

           CREDIT CONTACTS:

           Primary Contact:    _________________________________________
           Street Address:     __________________________________________
           City/State/Zip:     __________________________________________
           Phone Number:       _________________________
           FAX Number:         _________________________

        Back-up Contact:       ________________________________________
        Street Address:        ________________________________________
        City/State/Zip:        ________________________________________
        Phone Number:          ________________________
        FAX Number:            ________________________

        ADMINISTRATIVE CONTACTS - BORROWINGS, PAYMENTS, INTEREST, ETC ...

        Contact(s):            ________________________________________
        Street Address:        ________________________________________
        City/State/Zip:        ________________________________________
        Phone Number:          _________________________
        FAX Number:            _________________________

 ACCOUNT INFORMATION - PLEASE PROVIDE ONLY ONE SET OF INSTRUCTIONS FOR ALL TYPES
                       OF PAYMENT:

        Name of Bank where funds are to be transferred:

        ---------------------------------------

        Routing Transit/ABA Number of Bank where funds are to be transferred:

        ----------------------------------------------------------


        Name of Account:       ___________________________________

        Account Number:        ___________________________________

        Additional Information: ___________________________________

                                      -----------------------------------


It is very important that all of the above information is accurately filled in and promptly returned. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call Andrew N. Stasiw at 212/552-7909. Thank you.

                                                                       EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                      Dated _____________________ , 19_____



                Reference is made to the Revolving Credit Facility Agreement dated as of July 9, 1997 (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), among Tredegar Industries, Inc., a Virginia corporation (the "Company") and the Banks named therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

          _____________________________________(the        "Assignor")       and
_____________ ________________ (the "Assignee") agree as follows:


                1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, % interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Assignment Date (as defined below) (including, without limitation, such percentage interest in the Commitment of the Assignor on the Assignment Date and such percentage interest in the Standby Loans [and Competitive Bid Loans] owing to the Assignor outstanding on the Assignment Date together with such percentage interest in all unpaid interest with respect to such Standby Loans [, Competitive Bid Loans] and Facility Fees accrued to the Assignment Date).

              2. The Assignor (i) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is [$________] and the outstanding balance of its Standby Loans (unreduced by any assignments thereof which have not yet become effective) is $_________ [and the outstanding balance of its Competitive Bid Loans (unreduced by any assignments thereof which have not yet become effective) is $_________]; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

              3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 3.04 or 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) agrees that it, will keep confidential all information with respect to the Company furnished to it by the Company or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis and other than disclosures to bank regulatory authorities and otherwise as required by law or in connection with the enforcement of the Loan Documents) [; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].1

              4. The effective date for this Assignment and Acceptance shall be ___________________________ (the "Assignment Date").2

Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 9.04 (e) of the Credit Agreement.

              5. Upon such acceptance and recording, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

              6. Upon such acceptance and recording, from and after the Assignment Date, the Administrative Agent shall make all payments in
--------
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.
2 See Section 9.04. Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Administrative Agent.

respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

              7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                              [NAME OF ASSIGNOR],


                               by:_______________________
                                  Title:


                               [NAME OF ASSIGNEE],


                                by:_______________________
                                   Title:

Accepted this __day
of _____, 19__

THE CHASE MANHATTAN BANK,
    as Administrative Agent


by:______________________
    Title:

                                                                       Exhibit D

                              [Tredegar Letterhead]

                                  July 9, 1997



To the Banks party to the Credit Agreement referred to below
In care of The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Gentlemen:

              I am General Counsel to Tredegar Industries, Inc., a Virginia corporation (the "Company"), and have acted as counsel to the Company in connection with the Revolving Credit Facility Agreement (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement") dated as of July 9, 1997, among the Company and the Banks named in the Credit Agreement, providing for loans to be made to the Company in the aggregate principal amount of $275,000,000. Unless otherwise noted, terms defined in the Credit Agreement are used herein as defined therein.

              In connection with the foregoing, I have reviewed the Credit Agreement. I have also examined and relied upon copies, certified or otherwise authenticated to my satisfaction, of documents reflecting corporate action of the Company with respect to the Credit Agreement and certificates of public officials, and have reviewed such other documents and matters of law as I have deemed necessary to enable me to express the opinions set forth herein. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and representations in the Credit Agreement by the Company.

              I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America, except that I have assumed that the laws of the State of New York are the same as the Commonwealth of Virginia with respect to the opinions expressed in Paragraph 3 below.

              Based upon and subject to the foregoing, and to the further limitations and qualifications stated below, I am of the opinion that:

              1. Each of the Company and the Subsidiaries of the Company listed on Schedule 3.07 (Part I) of the Credit Agreement (the "United States Subsidiaries" and each a "United States Subsidiary") (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business in each state where the failure to so qualify would have a material effect on the business or financial condition of the Company and the Subsidiaries taken as a whole and (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted. The Company has the necessary corporate power to enter into and perform its obligations under the Credit Agreement and to borrow under the Credit Agreement.

              2. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Credit Agreement, the borrowings by the Company under the Credit Agreement (a) have been duly authorized by all necessary corporate action of the Company and all requisite stockholder action, and do not and will not violate any provision of the articles of incorporation or by-laws of the Company or any United States Subsidiary or any provision of law or regulation, including Regulations G, U and X, (b) do not, to the best of my knowledge, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of its properties, revenues or assets pursuant to, any indenture or other agreement or instrument to which the Company or any United States Subsidiary is a party or by which the Company or any United States Subsidiary or their properties may be bound, or (c) result in the creation or imposition of any Lien upon property or assets of the Company or any United States Subsidiary except Liens permitted by Section 6.01 of the Credit Agreement.

              3. The Credit Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except, in each case, as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              4. To the best of my knowledge, there are no legal or arbitral proceedings, and no proceedings by or before any Governmental Authority, pending or threatened against or affecting the Company or any properties or rights of the Company that, if adversely determined, would have a material adverse effect on (a) the financial condition, operations or business of the Company, or (b) the ability of the Company to perform any of its obligations under the Loan Documents or the Transactions or any rights or remedies available to the Banks under the Loan Documents.

              5. No authorizations, consents, approvals, licenses, filings or registrations, with any Governmental Authority are required in connection with the execution, delivery or performance by the Company of its obligations under the Credit Agreement, other than those the failure of which to obtain would not give rise to a Material Adverse Effect.

              6. To the best of my knowledge, neither the Company nor any of the United States Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

              7. Neither the Company nor any United States Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         I have not been asked to and do not express any opinion with respect to any matters except as expressly set forth above. This opinion is solely for your benefit and may not be distributed to or relied upon by any other person, quoted in whole or in part or otherwise reproduced in any other document without my prior written consent.


                                                Very truly yours,



                                                Nancy M. Taylor

                                                                     Exhibit E-1


                     COMPETITIVE BID LOAN BORROWING REQUEST

                                                                    , 199
The Chase Manhattan Bank,
 as Administrative Agent
Loan & Agency Services
1 CMP - 8th Floor
New York, New York 10081

Attention: Christopher Consomer


                            Tredegar Industries, Inc.

         Reference is made to the Revolving Credit Facility Agreement, dated as of July 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tredegar Industries, Inc., a Virginia corporation (the "Company"), the various financial institutions as are or may become parties thereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (the "Administrative Agent"), NationsBank, N.A., as documentation agent and Long-Term Credit Bank of Japan, Limited, as co-agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is a Competitive Bid Loan Borrowing Request* pursuant to Section 2.04(a) of the Credit Agreement requesting Competitive Bid Loan Offers for the following Competitive Bid Loans:

--------
* A Competitive Bid Loan Borrowing Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a Competitive Bid Loan Borrowing Request shall contain the information specified in the second paragraph of this form.

================================================================================
                               Loan 1               Loan 2*             Loan 3**
--------------------------------------------------------------------------------
Aggregate Principal
Amount**                       $                    $                   $
--------------------------------------------------------------------------------
Date of Competitive
Bid Loan Borrowing
--------------------------------------------------------------------------------
Interest Period and
last day thereof
--------------------------------------------------------------------------------
Applicable Interest
Rate***
================================================================================

    The Company hereby acknowledges that, pursuant to Section 4.01 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Company of the proceeds of the Borrowing requested hereby constitute a representation and warranty by the Company that, on the date of such Borrowing, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (b) and (c) of Section
4.01 are true and correct in all material respects.

    The Company agrees that if prior to the date of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such date as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Very truly yours,

TREDEGAR INDUSTRIES, INC.

By
     Name:
     Title:
--------
*  Include if applicable.
** Must be an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000.
*** Indicate  whether the Competitive
Loan is to be a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

                                                                     Exhibit E-2




                         INVITATION FOR BID LOAN OFFERS


[NAME OF LENDER]
=======================
Attention:  ___________


           Invitation for Bid Loan Offers to Tredegar Industries, Inc.

     Pursuant to Section 2.04(b) of the Revolving Credit Facility Agreement, dated as of July 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tredegar Industries, Inc., a Virginia corporation (the "Company"), the various financial institutions as are or may become parties thereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (the "Administrative Agent"), NationsBank, N.A., as documentation agent and Long-Term Credit Bank of Japan, Limited, as co-agent(capitalized terms used herein are used as defined in the Credit
Agreement), we are pleased on behalf of the Company to invite you to submit Competitive Bid Loan Offers to the Company for the following proposed Competitive Bid Loan(s):

        *1.  Date of Proposed Competitive Bid Loan Borrowing:
     __________ __, 19__.

                2.  Principal Amount
                    $

                3. The Competitive Bid Loan Maturity Date will be __________ __, 199_.

                4. The Competitive Bid Loan Interest Payment Date(s) will be ________ __, 199_.

                  5. The Competitive Bid Loan will be a [Competitive Bid LIBOR Loan] [Competitive Bid Absolute Rate Loan].
--------
* Information to be repeated if multiple Competitive Bid Loans have been requested in a single Competitive Bid Loan Borrowing Request.

         PLEASE RESPOND TO THIS INVITATION BY NO LATER THAN 9:30 am (NEW YORK CITY TIME) ON ____________ __, 199_.

                                                  THE CHASE MANHATTAN BANK, as
                                                  Administrative Agent

                                                  By____________________________
                                                    Title:

                                                                     Exhibit E-3



                           COMPETITIVE BID LOAN OFFER



                                                                  , 199

The Chase Manhattan Bank,
 as Administrative Agent
Loan & Agency Services
1 CMP - 8th Floor
New York, New York 10081

Attention: Christopher Consomer


                            Tredegar Industries, Inc.

         Reference is made to the Revolving Credit Facility Agreement, dated as of July 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tredegar Industries, Inc., a Virginia corporation (the "Company"), the various financial institutions as are or may become parties thereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (the "Administrative Agent"), NationsBank, N.A., as documentation agent and Long-Term Credit Bank of Japan, Limited, as co-agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with Section 2.04(c) of the Credit Agreement, the undersigned Bank offers to make Competitive Bid Loans thereunder in the following amounts with the following maturity dates:

================================================================================
                                          Aggregate Maximum Amount:  $         *
Bid Loan Borrowing:
                              , 199
================================================================================
         Competitive Bid Loan Maturity    Maximum Amount:  $
         Date/Interest Period             $           offered at           **
 1:                , 199  /___ days       $           offered at           **
================================================================================
Competitive Bid Loan Maturity              Maximum Amount:  $
Date/Interest Period 2***:                 $           offered at           **
                   , 199  /___ days        $           offered at           **
================================================================================
Competitive Bid Loan Maturity              Maximum Amount:  $
Date/Interest Period 3***:                 $           offered at           **
                   , 199  /____days        $           offered at           **
================================================================================


                                              Very truly yours,
                                              [NAME OF BANK]


                                              By
                                                   Name:
                                                   Title:
                                                   Telephone No.:
                                                   Telecopy No.:

------------------------
* Must be in an integral multiple of $1,000,000 and not less than $5,000,000.

** Insert the Competitive Bid LIBO Rate and LIBO Rate  Bid  Margin  or  Absolute
   Rate, as applicable.
***Include if applicable.

                                                                     Exhibit E-4

                    COMPETITIVE BID LOAN ACCEPTANCE/REJECTION

                                                                   , 199

The Chase Manhattan Bank,
 as Administrative Agent
Loan & Agency Services
1 CMP - 8th Floor
New York, New York 10081

Attention: Christopher Consomer


                            Tredegar Industries, Inc.

         Reference is made to the Revolving Credit Facility Agreement, dated as of July 9, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tredegar Industries, Inc., a Virginia corporation (the "Company"), the various financial institutions as are or may become parties thereto (the "Banks"), The Chase Manhattan Bank, as administrative agent for the Banks (the "Administrative Agent"), NationsBank, N.A., as documentation agent and Long-Term Credit Bank of Japan, Limited, as co-agent. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with Section 2.04(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the Bank(s) to make Competitive Bid Loans to the undersigned on
           __, 19 under Section 2.04 of the Credit Agreement in the (respective) amount(s) set forth below:

                                                     Interest Period/
Principal Amount                Interest Rate          Maturity Date    Lender





We hereby reject the following bids:

                                                   Interest Period/
Principal Amount               Interest Rate         Maturity Date     Lender

         The $______ should be deposited in Chase account number ________ on [date].


                                             Very truly yours,

                                             TREDEGAR INDUSTRIES, INC.


                                             By
                                               Name:
                                               Title: